UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2017

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Assignment of Purchase and Sale Agreement for Hunter’s Creek and Metrowest

On September 15, 2017, Bluerock Residential Growth REIT, Inc. (the “Company”), through BR Hunters Creek, LLC (“BR Hunters Creek”) and BR Metrowest, LLC (“BR Metrowest”), indirect subsidiaries of the Company’s operating partnership, Bluerock Residential Holdings, LP (the “Operating Partnership”), entered into an Assignment of Purchase and Sale Agreement with Bluerock Real Estate, L.L.C. (“BRRE”), an affiliate of the Company, pursuant to which BRRE assigned to BR Hunters Creek and BR Metrowest a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) to acquire in fee simple a portfolio of two properties, a 532-unit apartment community located in Orlando, Florida, known as Arium Hunter’s Creek (“Hunter’s Creek”) from CH Realty VII – Carroll MF Orlando Hunter’s Creek, L.L.C., a Delaware limited liability company (“Hunter’s Creek Seller”), and a 510-unit apartment community located in Orlando, Florida, known as Arium at Metrowest (“Metrowest”) from CH Realty VII – Carroll MF Orlando Metrowest, L.L.C., a Delaware limited liability company (“Metrowest Seller”).  Hunter’s Creek and Metrowest are collectively referred to as the “Arium Orlando Portfolio.” The purchase price for the Arium Orlando Portfolio is $183.5 million, subject to customary adjustments and prorations. The Company expects to invest approximately $66.7 million of equity in the Arium Orlando Portfolio.

The Purchase and Sale Agreement contains provisions, representations, warranties, covenants and indemnities that are customary and standard for the real estate industry. Unless the Purchase and Sale Agreement is previously terminated, the purchase of the Arium Orlando Portfolio will close on October 6th, 2017, subject to a one-time extension of up to 30 days for an additional earnest money deposit.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future acquisition of the Arium Orlando Portfolio. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Purchase and Sale Agreement by and between Bluerock Real Estate, L.L.C., CH Realty VII – Carroll MF Orlando Hunter’s Creek, L.L.C., and CH Realty VII – Carroll MF Orlando Metrowest, L.L.C., dated as of September 7, 2017.
10.2	Assignment of Purchase and Sale Agreement by and between Bluerock Real Estate, L.L.C. and Bluerock Residential Growth REIT, Inc., through its direct and indirect subsidiaries, BR Hunters Creek, LLC and BR Metrowest, LLC, dated as of September 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: September 20, 2017	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase and Sale Agreement by and between Bluerock Real Estate, L.L.C., CH Realty VII – Carroll MF Orlando Hunter’s Creek, L.L.C., and CH Realty VII – Carroll MF Orlando Metrowest, L.L.C., dated as of September 7, 2017.
10.2	Assignment of Purchase and Sale Agreement by and between Bluerock Real Estate, L.L.C. and Bluerock Residential Growth REIT, Inc., through its direct and indirect subsidiaries, BR Hunters Creek, LLC and BR Metrowest, LLC, dated as of September 15, 2017.